Exhibit 32.4

Certification of Chief Financial Officer

Pursuant to 18 U.S.C. § 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officer of Kilroy Realty Corporation, the sole general partner of Kilroy Realty, L.P. (the "Operating Partnership"), hereby certifies, to his knowledge, that:

(i)
the accompanying Quarterly Report on Form 10-Q of the Operating Partnership for the quarter ended June 30, 2017 (the “Report”) fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Operating Partnership.

/s/ Tyler H. Rose
Tyler H. Rose
Executive Vice President and Chief Financial Officer
Kilroy Realty Corporation, sole general partner of Kilroy Realty, L.P.

Date:	July 27, 2017

The foregoing certification is being furnished solely pursuant to 18 U.S.C. § 1350, is not being filed as part of the Report or as a separate disclosure document, and is not being incorporated by reference into any filing of Kilroy Realty Corporation or the Operating Partnership under the Securities Act of 1933, as amended, or the Securities Act of 1934, as amended, (whether made before or after the date of the Report) irrespective of any general incorporation language contained in such filing. The signed original of this written statement required by Section 906 has been provided to the Operating Partnership and will be retained by the Operating Partnership and furnished to the Securities and Exchange Commission or its staff upon request.